UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In the Circuit Court for Montgomery County, Maryland, on June 8, 2007, an order was granted in favor of Richard P. Sommerfeld, Jr., the company's former Chief Financial Officer, for partial summary judgment in the matter of payment of salary. The order stipulated that Sommerfeld be awarded $183,316.64 in accrued salary through his last day of work (August 29, 2005) plus interest, which is currently approximately $30,000. It was also ordered that payment be made in cash or cash equivalent and that promissory notes previously issued by the Company to Sommerfeld for wages are unenforceable and that counts one through six of Airbee's counterclaim alleging breach of employment agreement, breach of feduciary duties, fraudulent inducement, tortious interference and taking of company property are dismissed. The remaining issues in the case is Sommerfeld's enhancement claim, stock option dispute and attorney's fees. The court ordered the parties to proceed to mediation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

June 19, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President